Exhibit 99.1

Health Catalyst Reports Fourth Quarter and Year End 2022 Results

SOUTH JORDAN, UT, February 28, 2023 — Health Catalyst, Inc. ("Health Catalyst," Nasdaq: HCAT), a leading provider of data and analytics technology and services to healthcare organizations, today reported financial results for the quarter and year ended December 31, 2022.

“In the fourth quarter of 2022, I am pleased to share that we achieved strong performance across our business, including exceeding the mid-point of our quarterly guidance for both revenue and Adjusted EBITDA. For the full year 2022, I am also excited to share that our Adjusted EBITDA outperformed the mid-point of the original full year guidance we provided entering 2022, demonstrating continued operating leverage in our business despite lower annual revenue growth for 2022 as compared to our initial guidance for 2022.” said Dan Burton, CEO of Health Catalyst. “Additionally, I am honored to announce that Matthew Kolb, Executive Vice President and Chief Operating Officer of Carle Health, will be joining the Health Catalyst Board of Directors, effective July 1, 2023. Matt is deeply committed to Health Catalyst’s and Carle Health’s shared mission of data-informed healthcare improvement, and he has been an extraordinary leader throughout his career in enabling massive improvements in the healthcare ecosystem. Additionally, Carle Health has made the decision to deepen its long-term investment in Health Catalyst with a meaningful purchase on the open market of Health Catalyst’s common stock. We welcome them as a deeply mission-aligned long-term-oriented owner in the company. Consistent with my own personal decisions to purchase Health Catalyst shares on the open market over the past several months, which we estimate places me among Health Catalyst’s twenty largest shareholders, I am grateful to add a like-minded, deeply mission-focused and long-term oriented fellow shareholder to our company’s ownership group.”

Financial Highlights for the Three and Twelve Months Ended December 31, 2022

Key Financial Metrics

	Three Months Ended December 31,		Year over Year Change	Twelve Months Ended December 31,		Year over Year Change
	2022	2021		2022	2021
GAAP Financial Data:	(in thousands, except percentages)			(in thousands, except percentages)
Technology revenue	$44,664	$40,088	11%	$176,288	$147,718	19%
Professional services revenue	$24,498	$24,628	(1)%	$99,948	$94,208	6%
Total revenue	$69,162	$64,716	7%	$276,236	$241,926	14%
Loss from operations	$(36,745)	$(44,765)	18%	$(140,005)	$(143,650)	3%
Net loss	$(35,782)	$(48,992)	27%	$(137,403)	$(153,210)	10%
Non-GAAP Financial Data:(1)
Adjusted Technology Gross Profit	$30,725	$27,951	10%	$122,284	$102,326	20%
Adjusted Technology Gross Margin	69%	70%		69%	69%
Adjusted Professional Services Gross Profit	$4,325	$5,745	(25)%	$23,565	$25,544	(8)%
Adjusted Professional Services Gross Margin	18%	23%		24%	27%
Total Adjusted Gross Profit	$35,050	$33,696	4%	$145,849	$127,870	14%
Total Adjusted Gross Margin	51%	52%		53%	53%
Adjusted EBITDA	$(603)	$(6,278)	90%	$(2,487)	$(11,248)	78%
________________________
(1) These measures are not calculated in accordance with generally accepted accounting principles in the United States (GAAP). See the accompanying "Non-GAAP Financial Measures" section below for more information about these financial measures, including the limitations of such measures, and for a reconciliation of each measure to the most directly comparable measure calculated in accordance with GAAP.

Other Key Metrics

	As of December 31,
	2022	2021	2020
DOS Subscription Clients	98	90	74

	Year Ended December 31,
	2022	2021	2020
Dollar-based Retention Rate	100%	112%	102%
The financial strain imposed by COVID-19 on a number of our clients led to a meaningfully lower professional services dollar-based retention in 2020 compared to prior years due to discounts provided to support our clients through the financial strain related to the initial outbreak. We did not provide similar discounts during 2021 and saw improvement in our professional services Dollar-based Retention Rate compared to 2020. However, 2022 proved to be a more challenging year than anticipated as a result of the inflationary macroeconomic environment and the meaningful financial strain that our health system end market faced, which contributed to a lower Dollar-based Retention Rate compared to 2021.

Financial Outlook

Health Catalyst provides forward-looking guidance on total revenue, a GAAP measure, and Adjusted EBITDA, a non-GAAP measure.
For the first quarter of 2023, we expect:
•Total revenue between $70.3 million and $72.3 million, and
•Adjusted EBITDA between $1.0 million and $2.5 million
For the full year of 2023, we expect:
•Total revenue between $290 million and $295 million, and
•Adjusted EBITDA between $9.0 million and $11.0 million
We have not reconciled guidance for Adjusted EBITDA to net loss, the most directly comparable GAAP measure, and have not provided forward-looking guidance for net loss, because there are items that may impact net loss, including stock-based compensation, that are not within our control or cannot be reasonably forecasted.

Quarterly Conference Call Details
The company will host a conference call to review the results today, Tuesday, February 28, 2023 at 5:00 p.m. E.T. The conference call can be accessed by dialing (800) 343-5172 for U.S. participants, or (785) 424-1699 for international participants, and referencing conference ID “HCAT Q422.” A live audio webcast will be available online at https://ir.healthcatalyst.com/. A replay of the call will be available via webcast for on-demand listening shortly after the completion of the call, at the same web link, and will remain available for approximately 90 days.

About Health Catalyst
Health Catalyst is a leading provider of data and analytics technology and services to healthcare organizations committed to being the catalyst for massive, measurable, data-informed healthcare improvement. Its clients leverage the cloud-based data platform — powered by data from more than 100 million patient records and encompassing trillions of facts—as well as its analytics software and professional services expertise to make data-informed decisions and realize measurable clinical, financial, and operational improvements. Health Catalyst envisions a future in which all healthcare decisions are data informed.
Available Information
Our investors and others should note that we announce material information to the public about our company, products and services, and other matters related to our company through a variety of means, including our website (https://www.healthcatalyst.com/), our investor relations website (https://ir.healthcatalyst.com/), press releases, SEC filings, public conference calls, and social media, including our and our CEO's social media accounts, in order to achieve broad, non-exclusionary distribution of information to the public and to comply with our disclosure obligations under Regulation FD.

Forward-Looking Statements
This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and our financial outlook for Q1 and fiscal year 2023. Forward-looking statements are subject to risks and uncertainties and are based on potentially inaccurate assumptions that could cause actual results to differ materially from those expected or implied by the forward-looking statements. Actual results may differ materially from the results predicted, and reported results should not be considered as an indication of future performance.
Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the following: (i) changes in laws and regulations applicable to our business model; (ii) changes in market or industry conditions, regulatory environment, and receptivity to our technology and services; (iii) results of litigation or a security incident; (iv) the loss of one or more key clients or partners; (v) the impact of the challenging macroeconomic environment (including high inflationary and/or high interest rate environments) or public health emergencies, such as the COVID-19 pandemic, on our business and results of operations; and (vi) changes to our abilities to recruit and retain qualified team members. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in our SEC reports, including, but not limited to the Quarterly Report on Form 10-Q for the fiscal quarter ended September 30, 2022 that was filed with the SEC on November 8, 2022 and the Annual Report on Form 10-K for the year ended December 31, 2022 expected to be filed with the SEC on or about February 28, 2023. All information provided in this release and in the attachments is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Condensed Consolidated Balance Sheets
(in thousands, except share and per share data, unaudited)

	As of December 31,
	2022	2021
Assets
Current assets:
Cash and cash equivalents	$116,312	$193,227
Short-term investments	247,178	251,754
Accounts receivable, net	47,970	48,801
Prepaid expenses and other assets	16,335	14,609
Total current assets	427,795	508,391
Property and equipment, net	25,928	23,316
Operating lease right-of-use assets	16,658	21,133
Intangible assets, net	92,189	104,788
Goodwill	185,982	169,972
Other assets	3,734	4,496
Total assets	$752,286	$832,096
Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$4,424	$4,693
Accrued liabilities	19,691	23,725
Deferred revenue	54,961	56,632
Operating lease liabilities	3,434	3,425
Contingent consideration liabilities	—	4,576
Total current liabilities	82,510	93,051
Long-term debt, net of current portion	226,523	180,942
Deferred revenue, net of current portion	105	929
Operating lease liabilities, net of current portion	18,017	20,244
Contingent consideration liabilities, net of current portion	—	14,719
Other liabilities	121	113
Total liabilities	327,276	309,998
Commitments and contingencies
Stockholders’ equity:
Preferred stock, $0.001 par value per share and additional paid-in capital; 25,000,000 shares authorized and no shares issued and outstanding as of December 31, 2022 and 2021	—	—
Common stock, $0.001 par value per share, and additional paid-in capital; 500,000,000 shares authorized as of December 31, 2022 and 2021; 55,261,922 and 52,622,080 shares issued and outstanding as of December 31, 2022 and 2021, respectively	1,424,681	1,401,025
Accumulated deficit	(999,023)	(878,860)
Accumulated other comprehensive loss	(648)	(67)
Total stockholders’ equity	425,010	522,098
Total liabilities and stockholders’ equity	$752,286	$832,096

Condensed Consolidated Statements of Operations
(in thousands, except per share data, unaudited)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Revenue:
Technology	$44,664	$40,088	$176,288	$147,718
Professional services	24,498	24,628	99,948	94,208
Total revenue	69,162	64,716	276,236	241,926
Cost of revenue, excluding depreciation and amortization:
Technology(1)(2)(3)	14,747	12,750	56,642	47,516
Professional services(1)(2)(3)	23,359	21,127	86,407	76,838
Total cost of revenue, excluding depreciation and amortization	38,106	33,877	143,049	124,354
Operating expenses:
Sales and marketing(1)(2)(3)	20,373	21,863	87,514	75,027
Research and development(1)(2)(3)	19,614	17,479	75,680	62,733
General and administrative(1)(2)(3)(4)	16,150	25,338	61,701	85,934
Depreciation and amortization	11,664	10,924	48,297	37,528
Total operating expenses	67,801	75,604	273,192	261,222
Loss from operations	(36,745)	(44,765)	(140,005)	(143,650)
Loss on extinguishment of debt	—	—	—	—
Interest and other expense, net	1,022	(4,376)	(1,678)	(16,458)
Loss before income taxes	(35,723)	(49,141)	(141,683)	(160,108)
Income tax provision (benefit)(2)	59	(149)	(4,280)	(6,898)
Net loss	$(35,782)	$(48,992)	$(137,403)	$(153,210)
Net loss per share, basic	$(0.66)	$(0.94)	$(2.56)	$(3.23)
Net loss per share, diluted	$(0.66)	$(0.94)	$(2.63)	$(3.23)
Weighted-average shares outstanding used in calculating net loss per share, basic	54,496	52,117	53,722	47,495
Weighted-average shares outstanding used in calculating net loss per share, diluted	54,496	52,117	54,080	47,495
_______________
(1)Includes stock-based compensation expense as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Stock-Based Compensation Expense:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$495	$582	$2,058	$2,063
Professional services	2,148	2,181	8,230	8,047
Sales and marketing	7,157	5,850	28,082	22,698
Research and development	3,295	2,770	12,938	10,213
General and administrative	5,653	5,038	20,796	22,124
Total	$18,748	$16,421	$72,104	$65,145

(2)    Includes acquisition-related costs, net as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Acquisition-related costs, net:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$84	$31	$351	$61
Professional services	146	63	655	127
Sales and marketing	337	296	1,894	592
Research and development	687	446	3,045	901
General and administrative	452	10,306	(1,051)	26,248
Income tax benefit	—	(314)	(4,533)	(7,142)
Total	$1,706	$10,828	$361	$20,787

(3)    Includes restructuring costs, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Restructuring costs:	(in thousands)		(in thousands)
Cost of revenue, excluding depreciation and amortization:
Technology	$229	$—	$229	$—
Professional services	892	—	1,139	—
Sales and marketing	1,464	—	3,023	—
Research and development	1,153	—	3,410	—
General and administrative	188	—	624	—
Total	$3,926	$—	$8,425	$—

(4)     Includes non-recurring lease-related charges, as follows:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Non-recurring lease-related charges	(in thousands)		(in thousands)
General and administrative	$98	$—	$3,798	$1,800

Condensed Consolidated Statements of Cash Flows
(in thousands, unaudited)

	Year Ended December 31,
	2022	2021
Cash flows from operating activities
Net loss	$(137,403)	$(153,210)
Adjustments to reconcile net loss to net cash used in operating activities:
Stock-based compensation expense	72,104	65,145
Depreciation and amortization	48,297	37,528
Change in fair value of contingent consideration liabilities	(4,668)	20,036
Amortization of debt discount and issuance costs	1,500	11,948
Non-cash operating lease expense	3,231	3,585
Impairment of long-lived assets	5,023	1,800
Investment discount and premium (accretion) amortization	(2,236)	1,202
Provision for expected credit losses	691	499
Deferred tax benefit	(4,523)	(7,134)
Payment of acquisition-related contingent consideration	(3,234)	(9,085)
Other	(145)	(53)
Change in operating assets and liabilities:
Accounts receivable	788	102
Prepaid expenses and other assets	(478)	(4,442)
Accounts payable, accrued liabilities, and other liabilities	(4,702)	5,202
Deferred revenue	(5,997)	7,637
Operating lease liabilities	(3,518)	(3,883)
Net cash used in operating activities	(35,270)	(23,123)
Cash flows from investing activities
Purchase of short-term investments	(308,961)	(261,363)
Proceeds from the sale and maturity of short-term investments	315,171	186,893
Acquisition of businesses, net of cash acquired	(27,846)	(46,763)
Purchases of property and equipment	(2,167)	(10,450)
Capitalization of internal use software	(12,987)	(6,644)
Purchase of intangible assets	(2,260)	(1,373)
Proceeds from the sale of property and equipment	29	22
Net cash used in investing activities	(39,021)	(139,678)
Cash flows from financing activities
Proceeds from exercise of stock options	3,969	20,350
Proceeds from employee stock purchase plan	3,153	4,844
Payments of acquisition-related consideration	(1,342)	(6,290)
Repurchase of common stock	(8,393)	—
Proceeds from public offerings, net of discounts, commissions, and offering costs	—	245,180
Net cash (used in) provided by financing activities	(2,613)	264,084
Effect of exchange rate changes on cash and cash equivalents	(11)	(10)
Net (decrease) increase in cash and cash equivalents	(76,915)	101,273

Cash and cash equivalents at beginning of period	193,227	91,954
Cash and cash equivalents at end of period	$116,312	$193,227

Non-GAAP Financial Measures
To supplement our financial information presented in accordance with GAAP, we believe certain non-GAAP measures, including Adjusted Gross Profit, Adjusted Gross Margin, Adjusted EBITDA, Adjusted Net Loss, and Adjusted Net Loss per share, basic and diluted, are useful in evaluating our operating performance. For example, we exclude stock-based compensation expense because it is non-cash in nature and excluding this expense provides meaningful supplemental information regarding our operational performance and allows investors the ability to make more meaningful comparisons between our operating results and those of other companies. We use this non-GAAP financial information to evaluate our ongoing operations, as a component in determining employee bonus compensation, and for internal planning and forecasting purposes.
We believe that non-GAAP financial information, when taken collectively, may be helpful to investors because it provides consistency and comparability with past financial performance. However, non-GAAP financial information is presented for supplemental informational purposes only, has limitations as an analytical tool and should not be considered in isolation or as a substitute for financial information presented in accordance with GAAP. In addition, other companies, including companies in our industry, may calculate similarly-titled non-GAAP measures differently or may use other measures to evaluate their performance. A reconciliation is provided below for each non-GAAP financial measure to the most directly comparable financial measure stated in accordance with GAAP. Investors are encouraged to review the related GAAP financial measures and the reconciliation of these non-GAAP financial measures to their most directly comparable GAAP financial measures, and not to rely on any single financial measure to evaluate our business.
Adjusted Gross Profit and Adjusted Gross Margin
Adjusted Gross Profit is a non-GAAP financial measure that we define as revenue less cost of revenue, excluding depreciation and amortization, adding back stock-based compensation, acquisition-related costs, net, and restructuring costs as applicable. We define Adjusted Gross Margin as our Adjusted Gross Profit divided by our revenue. We believe Adjusted Gross Profit and Adjusted Gross Margin are useful to investors as they eliminate the impact of certain non-cash expenses and allow a direct comparison of these measures between periods without the impact of non-cash expenses and certain other non-recurring operating expenses. The following is a reconciliation of revenue, the most directly comparable GAAP financial measure, to Adjusted Gross Profit, for the three and twelve months ended December 31, 2022 and 2021:

	Three Months Ended December 31, 2022
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$44,664	$24,498	$69,162
Cost of revenue, excluding depreciation and amortization	(14,747)	(23,359)	(38,106)
Gross profit, excluding depreciation and amortization	29,917	1,139	31,056
Add:
Stock-based compensation	495	2,148	2,643
Acquisition-related costs, net(1)	84	146	230
Restructuring costs(2)	229	892	1,121
Adjusted Gross Profit	$30,725	$4,325	$35,050
Gross margin, excluding depreciation and amortization	67%	5%	45%
Adjusted Gross Margin	69%	18%	51%
___________________
(1)Acquisition-related costs, net include deferred retention expenses following the ARMUS, KPI Ninja, and Twistle acquisitions.
(2)Restructuring costs include severance and other team member costs from workforce reductions.

	Three Months Ended December 31, 2021
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$40,088	$24,628	$64,716
Cost of revenue, excluding depreciation and amortization	(12,750)	(21,127)	(33,877)
Gross profit, excluding depreciation and amortization	27,338	3,501	30,839
Add:
Stock-based compensation	582	2,181	2,763
Acquisition-related costs, net(1)	31	63	94
Adjusted Gross Profit	$27,951	$5,745	$33,696
Gross margin, excluding depreciation and amortization	68%	14%	48%
Adjusted Gross Margin	70%	23%	52%
___________________
(1)Acquisition-related costs, net include deferred retention expenses following the acquisition of Twistle.

	Twelve Months Ended December 31, 2022
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$176,288	$99,948	$276,236
Cost of revenue, excluding depreciation and amortization	(56,642)	(86,407)	(143,049)
Gross profit, excluding depreciation and amortization	119,646	13,541	133,187
Add:
Stock-based compensation	2,058	8,230	10,288
Acquisition-related costs, net(1)	351	655	1,006
Restructuring costs(2)	229	1,139	1,368
Adjusted Gross Profit	$122,284	$23,565	$145,849
Gross margin, excluding depreciation and amortization	68%	14%	48%
Adjusted Gross Margin	69%	24%	53%
___________________
(1)Acquisition-related costs, net include deferred retention expenses following the ARMUS, KPI Ninja, and Twistle acquisitions.
(2)Restructuring costs include severance and other team member costs from workforce reductions.

	Twelve Months Ended December 31, 2021
	(in thousands, except percentages)
	Technology	Professional Services	Total
Revenue	$147,718	$94,208	$241,926
Cost of revenue, excluding depreciation and amortization	(47,516)	(76,838)	(124,354)
Gross profit, excluding depreciation and amortization	100,202	17,370	117,572
Add:
Stock-based compensation	2,063	8,047	10,110
Acquisition-related costs, net(1)	61	127	188
Adjusted Gross Profit	$102,326	$25,544	$127,870
Gross margin, excluding depreciation and amortization	68%	18%	49%
Adjusted Gross Margin	69%	27%	53%
__________________
(1) Acquisition-related costs, net includes deferred retention expenses following the acquisition of Twistle.

Adjusted EBITDA

Adjusted EBITDA is a non-GAAP financial measure that we define as net loss adjusted for (i) interest and other (income) expense, net, (ii) income tax provision (benefit), (iii) depreciation and amortization, (iv) stock-based compensation, (v) acquisition-related costs, net, including the fair change in value of contingent consideration liabilities for potential earn-out payments, (vi) restructuring costs, and (vii) non-recurring lease-related charges. We view acquisition-related expenses when applicable, such as transaction costs and changes in the fair value of contingent consideration liabilities that are directly related to business combinations as costs that are unpredictable, dependent upon factors outside of our control, and are not necessarily reflective of operational performance during a period. We believe Adjusted EBITDA provides investors with useful information on period-to-period performance as evaluated by management and a comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance. The following is a reconciliation of our net loss, the most directly comparable GAAP financial measure, to Adjusted EBITDA, for the three and twelve months ended December 31, 2022 and 2021:

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
	(in thousands)		(in thousands)
Net loss	$(35,782)	$(48,992)	$(137,403)	$(153,210)
Add:
Interest and other (income) expense, net	(1,022)	4,376	1,678	16,458
Income tax provision (benefit)	59	(149)	(4,280)	(6,898)
Depreciation and amortization	11,664	10,924	48,297	37,528
Stock-based compensation	18,748	16,421	72,104	65,145
Acquisition-related costs, net(1)	1,706	11,142	4,894	27,929
Restructuring cost(2)	3,926	—	8,425	—
Non-recurring lease-related charges(3)	98	—	3,798	1,800
Adjusted EBITDA	$(603)	$(6,278)	$(2,487)	$(11,248)
__________________
(1)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, and changes in fair value of contingent consideration liabilities for potential earn-out payments. For additional details refer to Notes 1, 2, and 7 in our consolidated financial statements.
(2)Restructuring costs include severance and other team member costs from workforce reductions, impairment of discontinued capitalized software projects, and other miscellaneous charges. For additional details, refer to Note 11 in our consolidated financial statements.
(3)Includes the lease-related impairment charge for the subleased portion of our corporate headquarters. For additional details refer to Note 9 in our consolidated financial statements.

Adjusted Net Loss and Adjusted Net Loss Per Share

Adjusted Net Loss is a non-GAAP financial measure that we define as net loss adjusted for (i) stock-based compensation, (ii) amortization of acquired intangibles, (iii) acquisition-related costs, net, including the deferred tax valuation allowance release from acquisitions, (iv) restructuring costs, (v) non-recurring lease-related charges, and (vi) non-cash interest expense related to our convertible senior notes. We believe Adjusted Net Loss provides investors with useful information on period-to-period performance as evaluated by management and comparison with our past financial performance and is useful in evaluating our operating performance compared to that of other companies in our industry, as this metric generally eliminates the effects of certain items that may vary from company to company for reasons unrelated to overall operating performance.

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2022	2021	2022	2021
Numerator:	(in thousands, except share and per share amounts)
Net loss	$(35,782)	$(48,992)	$(137,403)	$(153,210)
Add:
Stock-based compensation	18,748	16,421	72,104	65,145
Amortization of acquired intangibles	8,464	8,924	37,188	32,016
Acquisition-related costs, net(1)	1,706	10,828	361	20,787
Restructuring costs(2)	3,926	—	8,425	—
Non-recurring lease-related charges(3)	98	—	3,798	1,800
Non-cash interest expense related to convertible senior notes	376	3,105	1,500	11,948
Adjusted Net Loss	$(2,464)	$(9,714)	$(14,027)	$(21,514)
Denominator:
Weighted-average number of shares used in calculating net loss per share, basic and diluted	54,496,128	52,116,604	53,721,702	47,494,768
Adjusted net loss per share, basic and diluted	$(0.05)	$(0.19)	$(0.26)	$(0.45)
______________
(1)Acquisition-related costs, net includes third-party fees associated with due diligence, deferred retention expenses, post-acquisition restructuring costs incurred as part of business combinations, changes in fair value of contingent consideration liabilities for potential earn-out payments, and the deferred tax valuation allowance release from acquisitions. For additional details refer to Notes 1, 2, 7, and 15 in our consolidated financial statements.
(2)Restructuring costs include severance and other team member costs from workforce reductions, impairment of discontinued capitalized software projects, and other miscellaneous charges. For additional details, refer to Note 11 in our consolidated financial statements.
(3)Includes the lease-related impairment charge for the subleased portion of our corporate headquarters. For additional details refer to Note 9 in our consolidated financial statements.

Health Catalyst Investor Relations Contact:
Adam Brown
Senior Vice President, Investor Relations and FP&A
+1 (855)-309-6800
ir@healthcatalyst.com

Health Catalyst Media Contact:
Tarah Neujahr Bryan
Chief Marketing Officer
media@healthcatalyst.com